Exhibit 99.1

BioTime to Collaborate With the University of Wisconsin and Louvain University in Test of HyStem®-Based Hydrogel for Vocal Fold Scarring

Investigator-initiated clinical trial may follow preclinical studies

ALAMEDA, Calif.--(BUSINESS WIRE)--August 28, 2014--BioTime, Inc. (NYSE MKT:BTX) today announced that it has entered into a collaboration with Susan Thibeault, Ph.D., of the University of Wisconsin and Marc Remacle, M.D. of Louvain University to evaluate BioTime’s proprietary HyStem®-based hydrogel for the treatment of vocal fold scarring. Preclinical studies published by Dr. Thibeault and her colleagues have demonstrated that localized delivery of HyStem® into injured vocal folds resulted in a significant improvement in function. Under a sponsored research agreement, Dr. Thibeault’s laboratory will evaluate HyStem®-based hydrogels to identify formulations with optimum properties for reducing scarring. Upon completion of these preclinical studies, an investigator-initiated clinical trial in patients with vocal fold scarring due to disease or prior surgical interventions is planned, under the direction of Dr. Remacle, at the Cliniques Universitaires UCL Mont-Godinne in Belgium, subject to institutional and regulatory approval.

Background

Scarring of the vocal folds is the most common cause of undesired changes in the voice (dysphonia) following injury, disease, or surgical procedures. Current treatments are limited to microsurgical treatments including scar lysis/excision, medialization laryngoplasty, or engraftment of tissue flaps/grafts. Since the region of the vocal fold affected by scarring is rich in hyaluronic acid, nonclinical studies of HyStem®-based hydrogels have been performed which indicate that localized injection of a HyStem® hydrogel during surgical release of the adhesions provides an environment for improved tissue viscoelasticity vital for vocal fold function. Because vocal fold scarring remains one of the most challenging problems for otolaryngologists using the available technology, continued successful preclinical studies could lead to investigator-initiated clinical investigations, and efforts for regulatory approval for this indication.

“If products could be developed that would improve vocal fold healing with decreased scarring, it could have widespread clinical application for improved patient outcomes,” said Dr. Remacle, at the Cliniques Universitaires UCL Mont-Godinne in Belgium.

“The expanded application of HyStem® hydrogels in the field of vocal fold disorders, is just one example of the breadth of potential applications of the technology,” said Dr. William Tew, BioTime’s Chief Commercial Officer. “Our numerous academic collaborations play an important role in advancing these novel applications in medicine. For example, we are seeing numerous scientific publications utilizing HyStem® technology in stem cell transplantation in the central nervous system, heart, liver, skin, orthopedic, and other tissues. We plan additional collaborations to further expand the breadth of uses of HyStem® technology as part of our strategy to aggressively commercialize this platform.”

About HyStem®

BioTime’s HyStem® family of hydrogels are unique biomaterials that are designed as matrices and scaffolds in medical device, tissue engineering, and regenerative medicine applications. HyStem® hydrogels are distributed and sold worldwide by BioTime and its distributors for pre-clinical research. Renevia™ is an injectable HyStem® hydrogel, for which clinical studies in Europe are scheduled for the purpose of evaluating Renevia™ as a delivery matrix for autologous adipose cells to treat the facial lipoatrophy associated with HIV. Premvia™ is a recently FDA-cleared medical device indicated for the management of wounds. Clinical grade hydrogels are also available to support translational research and investigator initiated clinical studies. BioTime’s HyStem® technology is covered by two issued US patents with applications pending in the EU, Canada, Japan, and Australia.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. The HyStem®-based product PremviaTM is cleared the FDA in the US for use in wound management. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias Series A common stock is traded under the symbol ASTY.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE Market exchange, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com